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                                                                       EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 32 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Fixed Income Trust of our report dated February 12, 1999, relating to the financial statements and financial highlights of CitiFunds Short-Term U.S. Government Income Portfolio appearing in the December 31, 1998 Annual Report of CitiFunds Short-Term U.S. Government Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 1999
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 32 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Fixed Income Trust of our report dated February 12, 1999, relating to the financial statements and financial highlights of Government Income Portfolio appearing in the December 31, 1998 Annual Report of CitiFunds Short-Term U.S. Government Income Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in such Statement of Additional Information.

PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario
April 29, 1999